UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2010
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33661	74-2421034
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 10, 2010, Guaranty Financial Group Inc. (the “Company”) and each of its wholly owned subsidiaries, Guaranty Group Ventures Inc., Guaranty Holdings Inc. I, and Guaranty Group Capital Inc. (collectively with the Company, the “Debtors”) filed their unaudited monthly operating reports for the period from May 1, 2010 through May 31, 2010 (the “Monthly Operating Reports”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). Copies of the Monthly Operating Reports are attached hereto as Exhibits 99.1 through 99.4 and are incorporated herein by reference into this Item 8.01.
Cautionary Statement Regarding the Monthly Operating Reports
     The Monthly Operating Reports are limited in scope, cover a limited time period and have been prepared solely for the purpose of the Debtors’ compliance with the monthly reporting requirements of the Bankruptcy Court. The financial information in the Monthly Operating Reports was not audited or reviewed by independent registered accountants and is not presented in accordance with generally accepted accounting principles, is in a format prescribed by applicable bankruptcy laws and is subject to future adjustment and reconciliation. There can be no assurance that the Monthly Operating Reports are complete. The Monthly Operating Reports also contain information for periods which may be shorter or otherwise different from those contained in reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Monthly Operating Reports do not include footnotes that would ordinarily be contained in the financial statements in the Company’s quarterly and annual reports pursuant to the Exchange Act. In addition, the income tax provision in the Monthly Operating Reports is difficult to ascertain as a result of many factors, including, among other things, the Company’s inability to predict taxable income that may be generated as a result of any cancellation of indebtedness that might occur as a result of the bankruptcy proceeding involving the Company. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.
Forward-Looking Statements
     Certain matters discussed in this Current Report on Form 8-K and the exhibits hereto may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intend,” “will,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or the Company’s plans and goals. These statements reflect management’s current expectations with respect to future events and are subject to risk and uncertainties. A variety of factors and uncertainties could cause the Company’s actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to developments in the bankruptcy proceedings, the results from the disposition of the Company’s various businesses and other matters.
     Other factors, including, but not limited to, the Risk Factors described in “Item 1A — Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 and its annual report on Form 10-K for the year ended December 31, 2007, may also cause actual results to differ materially from those projected by its forward-looking statements. New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of any such factor on its business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

     Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Guaranty Financial Group Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.2	Guaranty Group Ventures Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.3	Guaranty Holdings Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.4	Guaranty Group Capital Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: June 11, 2010	By:	/s/ Dennis Faulkner
		Name:	Dennis Faulkner
		Title:	Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Guaranty Financial Group Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.2	Guaranty Group Ventures Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.3	Guaranty Holdings Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.

99.4	Guaranty Group Capital Inc. Monthly Operating Report for the period from May 1, 2010 through May 31, 2010.